SUBPRIME ADVANTAGE, INC.

TOTAL AUTHORIZED ISSUE
100,000,000 SHARES PAR VALUE $.001 EACH
COMMON STOCK

THIS IS TO CERTIFY THAT ________________________________________ IS THE OWNER OF _________________________________________________________________________ FULLY PAID AND NON-ASSESSABLE SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED WITNESS, THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED

SECRETARY                                                                                     PRESIDENT